PROMISSORY NOTE AND SECURITY AGREEMENT

Principal Amount:                              $75,000.00
Date of This Note:                             September 2, 2003
Location of Execution:                         Denver, Colorado
Primary Note Rate:                             Eight (8%) percent per annum
Default Note Rate:                             Twelve (12%) percent per annum
Due Date:                                      November 2, 2003

FOR VALUE RECEIVED, the undersigned, Harvey Levin, (hereinafter, the "Borrower"), with his address of 666 Bryant St., Denver, Co 80204, promises to pay to the order of Insynq, Inc. with its address of 1127 Broadway Plaza, Suite 202, Tacoma, WA 98402 or its successors and assigns, (hereinafter, collectively with its endorsees, transferees, successors and assigns, "Lender"), the above listed "Principal Amount" plus interest on the unpaid balance of said Principal Amount outstanding from time to time from the "Date of This Note" until paid at the above at the "Primary Note Rate." The principal and interest shall be due and payable, if not sooner paid on or before, the above Due Date. Any payments made shall be first applied to interest and any other charges due as described hereafter and then to the unpaid principal balance. The above terms shall be used as defined terms and shall govern and control this Promissory Note and Security Agreement (hereinafter, this "Note").

Borrower may prepay the principal amount outstanding, plus interest, in whole or in part at any time from the Date of this Note. In the event that this note is paid in full within Sixty (60) days of the Date of this Note, Lender agrees that interest due hereunder will be waived. If any payment of principal, interest or any other charge under this Note is not paid within ten (10) days from the date it is due or if bankruptcy proceedings, whether voluntary or involuntary, are instituted against the Borrower, or any representation or warranty of the Borrower in this Note shall prove to have been incorrect in any material respect when made; or Borrower shall fail to observe or perform any of its obligations hereunder for ten (10) days after receipt by the Borrower of notice of such failure from the Lender (each of the foregoing constituting a "Default" for purposes hereunder), then all amounts due under this Note shall commence accruing interest at the above "Default Note Rate," and the entire unpaid balance of this Note shall at once become due and payable at the option of the Lender.

As an inducement for the Lender to loan the Principal Amount and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the obligations hereunder, the Borrower hereby, unconditionally and irrevocably, pledges, grants and hypothecates to the Lender, a continuing security interest in and a continuing lien upon, (the "SECURITY INTEREST") and an unqualified right to possession and disposition of and a right of set-off against, in each case to the fullest extent permitted by law, all of the Borrower's right, title and interest of whatsoever kind and nature in and to that certain common stock evidenced by Certificate No.____ representing ____ shares of common stock in Insynq, Inc., a Nevada corporation, which interests shall include all rights thereunder and all rights accruing (collectively, the "Collateral"). Lender agrees that it will either return the certificate if it desires recourse against the Borrower or elect as its sole recourse for the payment of the principal, interest and any other charges on this Note shall be the Collateral and Lender waives personal recourse to the Borrower in the event it deposits the Collateral with a broker for purposes of selling same.

1. REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE BORROWER. The Borrower represents and warrants to, and covenants and agrees with, the Lender as follows:
a. The Borrower has the requisite power and authority to execute, deliver this Note and perform the obligations under this Note. This Note constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except only as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally.
b. The Borrower is the sole owner of the Collateral free and clear of any liens, security interests, encumbrances, rights or claims, and is fully authorized to grant the Security Interest in and to pledge the Collateral encumbered thereby. .
c. This Note creates in favor of the Lender a valid first priority security interest in the Collateral securing the payment and performance of the obligations hereunder and, upon making the filings permitted to Lender, a perfected first priority security interest in such Collateral.
d. On or immediately after the date of execution of this Note, upon request by Lender, the Borrower will deliver to the Lender one or more executed UCC financing statements on Form-1 with respect to the Security Interest for filing with such jurisdictions as are requested. On or immediately after the date of execution of this Note, upon request by Lender, the Borrower will deliver to the Lender one or more executed irrevocable stock powers or assignments separate from certificate allowing for the transfer of the Collateral to Lender in the event of Default hereunder.
e. All information heretofore, herein or hereafter supplied to the Lender by or on behalf of the Borrower with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

2. RIGHTS AND REMEDIES UPON DEFAULT. Upon occurrence of any Default and at any time thereafter, the Lender shall have the right to exercise all of the remedies conferred hereunder and the Lender shall have all the rights and remedies of a lender under any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located). Without limitation, the Lender shall have the right to take possession of the Collateral and remove same, and Lender shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such manners on such terms and conditions and at such times and at such places, as the Lender may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Borrower or right of redemption of the Borrower, which are hereby expressly waived. Upon each such sale, assignment or other transfer of Collateral, the Lender may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Borrower, which are hereby waived and released.

3. APPLICATIONS OF PROCEEDS. The proceeds of any such sale or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, and preparing for sale, and, next to the payment of the Principal Amount due and any interest, fees and costs, added thereto and any other amounts required by applicable law, after which the Lender shall pay to the Borrower any surplus proceeds. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands against the Lender arising out of the repossession, removal, retention or sale of the Collateral, unless due to the gross negligence or willful misconduct of the Lender.

4. COSTS AND EXPENSES. The Borrower agrees to pay all out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, and all other claims and charges which in the reasonable opinion of the Lender might prejudice, imperil or otherwise affect the Collateral or the Security Interest therein. Until so paid, any fees payable hereunder shall be added to the principal amount of the Note and shall bear interest at the Default Note Rate.

5. SECURITY INTEREST ABSOLUTE. All rights of the Lender and all obligations of the Borrower hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of any portion of this Note; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Note or any other agreement entered into in connection with the foregoing; (c) any exchange, release or non-perfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by the Lender to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Borrower, or a discharge of all or any part of the Security Interest granted hereby. The Borrower expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. The Borrower waives all right to require the Lender to proceed against any other person or to apply any Collateral which the Lender may hold at any time, or to marshal assets, or to pursue any other remedy. The Borrower waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

6. TERM OF AGREEMENT. This Note and the Security Interest conveyed hereunder shall terminate on the date on which all payments under the Note have been made in full and all other obligations have been paid or discharged. Upon such termination, the Lender, at the request and at the expense of the Borrower, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Note.

7. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing, with copies to all the other parties hereto, and shall be deemed to have been duly given when mailed by first-class certified mail, return receipt requested, postage prepaid, four days after posting in the U.S. mails, in each case if delivered to the addresses hereinabove given for each of the parties hereto

8.                MISCELLANEOUS.

a. No course of dealing between the Borrower and the Lender, nor any failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any breach or default or any right under this Note shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.
b. All of the rights and remedies of the Lender with respect to the Collateral, whether established hereby or by the Note or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.
c. In the event that any provision of this Note is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Note shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Note is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Note and without affecting the validity or enforceability of such provision or the other provisions of this Note in any other jurisdiction.
d. This Note shall be binding upon and inure to the benefit of each party hereto and its successors and assigns. e. Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Note.
f. This Note shall be construed in accordance with the laws of the Washington State and each party parties hereto irrevocably submit to the exclusive jurisdiction of any Washington State or United States Federal court sitting in Pierce County, Washington over any action or proceeding arising out of or relating to this Note, and the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such Washington State or Federal court.
g. Each party hereto hereby agrees to waive its respective rights to a jury trail of any claim or cause of action based upon or arising out of this note. Each party hereto acknowledges that this waiver is a material inducement for each party to enter into a business relationship and that each party relies on this waiver in entering into this note.

         IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed as of the Date of This Note at the Location of Execution above written.

Borrower:

By: /s/ Harvey Levin


Accepting same, for and in consideration of the consideration provided herein and other good and valuable consideration:

Lender:   Insynq, Inc.


By:    /s/ John P. Gorst                    Attest:  /s/ M. Carroll Benton
       Its: Chief Executive Officer:        Its:  Chief Administrative Officer